THIRD AMENDMENT TO LEASE        EXHIBIT 10.51


     THIS THIRD AMENDMENT TO LEASE (the Third Amendment ) is made, entered into, and effective as of the 23rd day of April, 1996, by and between TORRENCE PROPERTIES, an Illinois limited partnership, as sole beneficiary of American National Bank and Trust Company of Chicago, not personally but solely as Trustee under Trust Agreement dated December 5, 1973 and known as Trust No. 32490 ( Landlord ), and SPORTMART, INC., a Delaware corporation ( Tenant ).

                               RECITALS:

     A. By that certain Lease dated September 24, 1974 (the Original Lease ), by and between Landlord and Tenant, Landlord leased to Tenant certain premises consisting of approximately 44,753 square feet of retail space (the leased premises ) located in the shopping center commonly known as Sportmart Plaza (the Shopping Center ) at 1500 South Torrence Avenue, Calumet City, Illinois.

     B. The Original Lease was amended by the following documents by and between Landlord and Tenant: (i) that certain Lease Amendment dated October 16, 1979 (the First Amendment ); (ii) that certain Lease Extension dated January 6, 1979 (the First Extension ); (iii) that certain Lease Extension and Amendment dated April 16, 1987 (the
  Second Extension ); and (iv) that certain Second Lease Amendment dated July 19, 1989 (the Second Amendment ). The Original Lease, the First Amendment, the First Extension, the Second Extension, and the Second Amendment are referred to herein collectively as the Lease .

     C. Landlord and Tenant are mutually desirous of amending certain items in the Lease on the terms and conditions set forth herein.

     D. Initially capitalized terms not otherwise defined herein shall have the meanings attributed to them in the Lease.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, Landlord and Tenant hereby agree as follows:

                               AGREEMENT

     1.   Landlord  s  Recapture  Right  if  Tenant  Goes  Dark.   The
following new paragraph 11 is hereby incorporated into, added to, and made a part of the Lease at the end of Article IV thereof:

      11. If, during the term of this Lease, Tenant discontinues conducting business to the public from the leased premises and vacates the leased premises ("goes dark"), and the leased premises remain dark for a period of four (4) consecutive months, Landlord may, at any time after the expiration of such four (4) month period while the leased premises remain dark, notify Tenant of its intent to terminate this Lease, which termination will be effective
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     sixty  (60) days after the receipt of such notice; provided, however, that if Tenant notifies Landlord within thirty (30) days after receipt of such notice that all or a substantial part of the leased premises will be re-opened for business by Tenant as of a date certain not more than ninety (90) days after the date of Tenant's notice, Landlord's notice of termination will be of no force and effect and this Lease shall continue so long as Tenant does then timely reopen the leased premises. Tenant is not deemed to have gone dark if it closes the leased premises to the general public (i) in order to prepare for sales or to take stock of current inventory, provided that the same does not result in Tenant's business being closed to the public for more than ten (10) consecutive business days, or for more than twenty
     (20) total business days, in any consecutive twelve (12) month period; (ii) in connection with the performance of any construction, alteration, repair or restoration work on the leased premises so long as the same is diligently pursued by Tenant and does not result in Tenant's business being closed to the public for more than two hundred forty (240) days in
     a n y   consecutive  twelve  (12)  month  period;  (iii)  to
     accommodate a change in use of the leased premises or pursuant to an assignment or subletting of the leased premises, provided that the same does not result in the leased premises being closed to the public for more than one hundred fifty (150) days in any consecutive twelve (12) month period; or (iv) while a condition of force majeure prevents operation and for a reasonable time thereafter.

     2. Tenant s Right of Redemption. The following new paragraph 6 is hereby incorporated into, added to, and made a part of the Lease at the end of Article VIII thereof:

       If Landlord obtains a judgment in an eviction, unlawful d e t ainer or other proceeding whereby this Lease is terminated, then if Tenant pays the amount of such judgment within ninety (90) days after the date that the judgment becomes a final judgment, together with all of Landlord's reasonable attorneys' fees and costs, the rights of the parties shall be as if the judgment had never been entered, and the Lease had never been terminated, and appropriate papers and stipulations shall be filed so that the judgment is rescinded, and the action dismissed. For purposes of the rights of third parties (e.g., lenders and creditors) this Lease will not be deemed to have been terminated unless the ninety (90) day period passes without payment as provided for herein. Tenant's right of redemption hereunder shall not apply to an action or proceeding arising from Tenant's failure to pay basic rent or any installment thereof, unless such failure of payment resulted from Tenant's good faith exercise of a right of set-off, withholding or deduction provided for herein or under applicable law.

     3.   Notices.    Article XI of the Lease is hereby deleted in its
entirety and replaced with the following new Article XI:

                               ARTICLE XI

                                Notices

       Any notice to be given or served in connection with this Lease shall be in writing and shall be served by certified or registered mail, postage prepaid, or by reputable overnight (or second business day) air courier service which provides written evidence of delivery, in either case addressed as specified below, or to such other address as requested by either party in writing. Service shall be deemed effective three (3) days after deposit in the U.S. mail in accordance herewith or on the next business day (or second business day, if applicable) following delivery to such air courier service in accordance herewith. Either party by written notice to the other may designate two additional parties to receive copies of notices sent to it. Such designees may be changed by written notice.

      If to Tenant:           Sportmart, Inc.
                    1400 S. Wolf Road, Suite 200
                    Wheeling, Illinois 60090
                    Attention: Legal Department

                    With copies of all notices to Tenant to be sent to:

                    Sportmart, Inc.
                    1400 S. Wolf Road, Suite 200
                    Wheeling, Illinois 60090
                    Attention: Senior Vice President,
                               Corporate Development

     If to Landlord:     Torrence Properties
                    c/o SM Property Management Co., Inc.
                    1400 S. Wolf Road, Suite 200
                    Wheeling, Illinois 60090
                    Attention:  Legal Department

                    With copies of all notices to Landlord to be sent to:

                    Torrence Properties
                    c/o SM Property Management Co., Inc.
                    1400 S. Wolf Road, Suite 200
                    Wheeling, Illinois 60090
                    Attention: Senior Vice President,
                               Corporate Development

                    and to Landlord's lender at its address
                    currently on file with Landlord and Tenant.

        4.   Full  Force.    Except  as  hereby expressly or by necessary
implication modified or amended by this Third Amendment, the parties hereto acknowledge and agree that all of the terms and provisions of the Lease shall be and remain in full force and effect. In the event of any conflict or inconsistency between the terms of the Lease and this Third Amendment, the terms of this Third Amendment shall govern and control.

     5. No Further Amendment. This Third Amendment may not be amended, waived or modified in any respect unless the same shall be in writing and signed by both parties. This Third Amendment constitutes the entire agreement of the parties and supersedes all prior agreements, arrangement and contracts, whether oral or written, concerning the subject matter hereof.

     6.   Counterparts.    This  Third  Amendment  may  be executed in
multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the date first above written.

LANDLORD:

TORRENCE PROPERTIES,
an Illinois limited partnership

By: /S/ LARRY HOCHBERG
Title:  PRESIDENT

TENANT:

SPORTMART, INC.,
a Delaware corporation

By: /S/ ANDREW HOCHBERG
Title:  PRESIDENT
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